UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2006

GenTek Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 East Halsey Road, Parsippany, New Jersey		07054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	973-515-0900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2006, GenTek Inc. (the "Company") issued a press release announcing that Andrew P. Hines, Vice President and Chief Financial Officer had resigned from his position with the Company to pursue other interests. In connection with his departure, Mr. Hines will receive severance benefits in accordance with the terms of his employment agreement previously filed with the Commission.

The Company also announced in the press release issued on September 8, 2006 that it had appointed Thomas B. Testa, Vice President and Chief Financial Officer of the Company. In connection with his appointment, Mr. Testa, formerly Vice President and General Manager of the Company’s General Chemical Performance Chemicals Group, will continue to be employed on an "at-will" basis and will receive annual salary of $300,000. Mr. Testa is also eligible for an annual bonus targeted at 60% of his base salary, with any actual award being subject to the terms of the Company’s Management Incentive Plan. The 2006 bonus will be prorated for 2006. Mr. Testa will also receive an award of restricted Company common stock with a grant date value of $150,000 pursuant to the Company’s 2003 Management and Director’s Plan (the "LTIP"). In addition, Mr. Testa will continue to be eligible to participate in all other welfare benefit plans maintained by the Company, such as the 401(k) savings plan, medical, dental, disability, and life insurance plans.

The Company also announced the appointment of Vincent J. Opalewski as Vice President and General Manager – General Chemical Performance Chemicals Group, succeeding Mr.Testa in that position. In connection with his appointment, Mr. Opalewski, formerly Vice President Sales and Marketing for General Chemical, will continue to be employed on an "at-will" basis and will receive annual salary of $250,000. Mr. Opalewski is also eligible for an annual bonus targeted at 50% of his base salary, with any actual award being subject to the terms of the Company’s Management Incentive Plan. The 2006 bonus will be prorated for 2006. Mr. Opalewski will also receive an award of restricted Company common stock with a grant date value of $25,000 pursuant to the LTIP. In addition, Mr. Opalewski will continue to be eligible to participate in all other welfare benefit plans maintained by the Company, such as the 401(k) savings plan, medical, dental, disability, and life insurance plans.

Mr. Testa, 44, has held a number of assignments of increasing responsibility at General Chemical since joining the Company in 1991, including the role of Group Controller. From 1997 until 2002, Mr. Testa was General Manager of General Chemical’s Electronic Chemicals Group; from 2002 until 2004, he served as General Chemical’s Vice President Operations, and since August 2004, Mr. Testa has been Vice President and General Manager of the Company’s General Chemical Performance Chemicals Group. Mr. Testa has a Bachelor of Science degree in Chemical Engineering from the New Jersey Institute of Technology and a Master of Business Administration in Finance from New York University.

Since 2005, Mr. Opalewski, 43, has served as General Chemical’s Vice President Sales and Marketing. Mr. Opalewski joined General Chemical Corporation in 1990 and has held a number of positions of increasing responsibility in finance, general management and sales/marketing. From 1992 until 1999, he was Controller of the Company’s Water Chemicals business and from 1999 until 2005, was the General Manager of General Chemical's Sulfur Products business. Mr. Opalewski has a Bachelor of Science degree in Chemical Engineering from the Stevens Institute of Technology and Master of Business Administration in Finance from Columbia University.

A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenTek Inc.

September 12, 2006	By:	James Imbriaco

Name: James Imbriaco
Title: Vice President General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 8, 2006 Announcing Senior Management Changes